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                                                                   Exhibit 10.08


                             UNICAPITAL CORPORATION
                     1998 NON-EMPLOYEE DIRECTORS' STOCK PLAN

1. PURPOSE OF THE PLAN

         The purpose of the UniCapital Corporation 1998 Non-Employee Directors' Stock Plan (the "Plan") is to promote the interests of UniCapital Corporation (the "Company") and its stockholders by enabling non-employee directors of the Company to participate in the long-term growth and financial success of the Company (directors who so participate under this Plan being ineligible to participate in the Company's 1998 Long-Term Incentive Plan).

2. SHARES

         (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 5, awards in respect of an aggregate of up to 500,000 shares of the Common Stock of the Company, par value $.001 per share (the "Common Stock"), may be made under the Plan. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company and held in its treasury.

         (b) SHARES SUBJECT TO TERMINATED AWARDS. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan may again be subject to new awards under the Plan. In the event the purchase price of a stock option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the option shall be counted against the number of shares remaining available for the grant of awards under the Plan.

3. FAIR MARKET VALUE

         For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date: (i) if the principal securities market on which the Common Stock is traded is the New York Stock Exchange, another national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; or (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; or (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Company's Board of Directors (the "Board").



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4. AUTOMATIC AWARDS OF STOCK OPTIONS

         (a) INITIAL AWARD. Each person who is not an employee of the Company or any subsidiary of the Company and who (i) is a director of the Company on the date on which the Securities and Exchange Commission first declares effective a registration statement of the Company under the Securities Act of 1933, as amended, relating to an initial public offering of Common Stock by the Company, or (ii) first becomes a member of the Board after such date, shall receive a Nonqualified Option to purchase 21,000 shares of the Common Stock (an "Initial Award") on the later of the date referred to in clause (i) and the date referred to in clause (ii). Each Initial Award shall become immediately exercisable in full on the date of grant.

         (b) ANNUAL AWARDS. Each person who is a member of the Board immediately preceding the annual meeting of the stockholders of the Company in each year beginning in 1999 (the "Annual Meeting Date") shall receive a Nonqualified Option to purchase 6,000 shares of the Common Stock (an "Annual Award") on the Annual Meeting Date. Each Annual Award shall be immediately exercisable in full on the date of grant.

         (c) EXERCISE PRICE. The exercise price of each Initial Award and each Annual Award shall be the Fair Market Value on the date of grant.

         (d) TERM AND TERMINATION. The term of each Initial Award and each Annual Award shall be ten years, provided that all rights to exercise options granted thereunder shall terminate on the first to occur of (i) the scheduled expiration date of such option, or (ii) one year following the date of termination of service as a director.

5. ADJUSTMENTS TO REFLECT CAPITAL CHANGES

         The number and kind of shares subject to outstanding Discretionary Awards, Initial Awards and Annual Awards, the exercise price applicable thereto, and the number and kind of shares available for Discretionary Awards, Initial Awards and Annual Awards subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the awards granted under the Plan. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

6. PAYMENT FOR STOCK

         Full payment for shares purchased upon exercise of awards granted under the Plan shall be made at the time the award is exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including, without limitation, (i) by the delivery to the Company by the participant of a promissory note containing such terms as

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the Committee may determine, or (ii) by the delivery to the Company by the participant of shares of Common Stock that have been held by the participant for at least six months prior to exercise of the award, valued at the Fair Market Value of such shares on the date of exercise or (iii) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine; provided, however, that if payment is made pursuant to clause (i), the par value of the purchased shares shall be paid in cash. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to options held by such participant.

7. TRANSFERABILITY

         Unless otherwise determined by the Committee with respect to Nonqualified Options, options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

8. WITHHOLDING

         The Company shall have the right to deduct from all amounts paid to a participant in cash as salary, bonus or other compensation any taxes required by law to be withheld in respect of awards granted under the Plan. In the Committee's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

9. CONSTRUCTION OF THE PLAN

         The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law provisions of such laws.

10. NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT

         Except as set forth in Section 4, no person shall have any claim of right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, adviser or director any right to continue to serve in such capacity.

11. AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES

         Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group

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insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

12. NO STRICT CONSTRUCTION

         No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Committee.

13. CAPTIONS

         All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

14. SEVERABILITY

         Whenever possible, each provision in the Plan and every award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other award at any time granted under the Plan shall remain in full force and effect.

15. LEGENDS

         All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

16. AMENDMENT

         The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or awards granted to directors, executive officers or other persons with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule. The Board may not modify any options previously granted under the Plan in a manner adverse

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to the holders thereof without the consent of such holders, except in accordance with the provisions of Section 5.

17. EFFECTIVE DATE; TERMINATION OF PLAN

         The Plan shall become effective on April 1, 1998, provided it has been approved by the stockholders of the Company. The Plan shall terminate on March 31, 2008, unless it is earlier terminated by the Board. Termination of the Plan shall not affect awards previously granted under the Plan.


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